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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Eastern Bancorp, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the joint proxy statement-prospectus. Our report dated November 8, 1996, except as to note 20 which is as of November 13, 1996, contains an explanatory paragraph that states that Eastern Bancorp, Inc. adopted in 1995 Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65."



                                                /s/ KPMG Peat Marwick LLP
                                                ------------------------------
                                                KPMG PEAT MARWICK LLP


Boston, Massachusetts
March 31, 1997